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                                                                 Exhibit (h)(10)

                               FIRST AMENDMENT TO

                        ADMINISTRATIVE SERVICES AGREEMENT

        This Amendment made as of July 14, 2004, by and between CDC IXIS Asset Management Services, Inc. ("CIS"), CDC Nvest Funds Trust I, CDC Nvest Funds Trust II, CDC Nvest Funds Trust III, CDC Nvest Cash Management Trust, CDC Nvest Tax Exempt Money Market Trust, CDC Nvest Companies Trust I, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the "Trusts").

        WHEREAS, CIS and the Trusts are parties to an Administrative Services Agreement dated October 1, 2003, (the "Agreement"), governing the terms and conditions under which CIS provides certain administrative services to the series of the Trusts; and

        WHEREAS, CIS and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

        NOW THEREFORE, in consideration of the premises and covenants contained herein, CIS and the Trusts hereby agree as follows:

1. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

CDC IXIS ASSET MANAGEMENT SERVICES, INC.

By:  /s/ Christopher L. Wilson
     ----------------------------------------
     Christopher L. Wilson, President


CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST CASH MANAGEMENT TRUST
CDC NVEST TAX EXEMPT MONEY MARKET TRUST
CDC NVEST COMPANIES TRUST I
LOOMIS SAYLES FUNDS II

By:  /s/ John T. Hailer
     ----------------------------------------
     John T. Hailer, President


LOOMIS SAYLES FUNDS I

By:  /s/ John T. Hailer
     ----------------------------------------
     John T. Hailer, Executive Vice President

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                                                                      SCHEDULE A

                                TRUST PORTFOLIOS

                              AS OF: JULY 14, 2004

CDC NVEST FUNDS TRUST I
CDC Nvest Star Advisers Fund
CDC Nvest Star Growth Fund
CDC Nvest Star Value Fund
CGM Advisor Targeted Equity Fund
Hansberger International Fund
Loomis Sayles Core Plus Bond Fund
Loomis Sayles Government Securities Fund
Vaughan Nelson Small Cap Value Fund
Westpeak Capital Growth Fund

CDC NVEST FUNDS TRUST II
Harris Associates Large Cap Value Fund
Loomis Sayles Massachusetts Tax Free Income Fund

CDC NVEST FUNDS TRUST III
CDC IXIS Moderate Diversified Portfolio
Harris Associates Focused Value Fund

CDC NVEST CASH MANAGEMENT TRUST
CDC Nvest Cash Management Trust - Money Market Series

CDC NVEST COMPANIES TRUST I
AEW Real Estate Fund

LOOMIS SAYLES FUNDS I
Loomis Sayles Benchmark Core Fund
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Small Cap Value Fund
Loomis Sayles Small Company Growth Fund
Loomis Sayles US Government Securities Fund

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LOOMIS SAYLES FUNDS II
Loomis Sayles Aggressive Growth Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles International Equity Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Municipal Income Fund
Loomis Sayles Research Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Tax-Managed Equity Fund
Loomis Sayles Value Fund
Loomis Sayles Worldwide Fund